Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated November 10, 2022, with respect to the financial statements of Kura Sushi USA, Inc., incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Irvine, California

December 28, 2022